Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey  07424

FOR IMMEDIATE RELEASE

Contact:	James P. Reilly	Richard E. Moyer
	President and CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: 973-890-7220	Phone: 212-554-5466

CANTEL MEDICAL REPORTS RESULTS

FOR QUARTER AND YEAR ENDED JULY 31, 2006

LITTLE FALLS, New Jersey (October 12, 2006) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported net income from operations of $4,198,000, or $0.26 per diluted share, including $922,000 from continuing operations, or $0.06 per diluted share,  and $3,276,000 from discontinued operations, or $0.20 per diluted share, for the quarter ended July 31, 2006, compared with net income from operations of $4,713,000, or $0.29 per diluted share, including $2,664,000 from continuing operations, or $0.16 per diluted share, and $2,049,000 from discontinued operations, or $0.13 per diluted share, for the quarter ended July 31, 2005.

Sales for the quarter ended July 31, 2006 were $69,885,000, including $50,140,000 from continuing operations and $19,745,000 from discontinued operations, compared with sales of $51,990,000, including $35,665,000 from continuing operations and $16,325,000 from discontinued operations, for the quarter ended July 31, 2005.

The results from continuing operations for the quarter ended July 31, 2006 were impacted by the initial costs of $500,000, net of tax, or $0.03 per diluted share, to develop our direct endoscope reprocessing sales and service network in the United States and stock-based compensation of $190,000, net of tax, or $0.01 per diluted share.  In addition, our results of continuing operations were impacted by lower sales and lower average selling prices on dialysis products due to the continuing consolidation of dialysis providers.  Additionally, the effective tax rate for 2006 is higher due to the geographic mix of pretax income, the increase in our United States statutory rate to 35% from 34%, the recording of only a partial income tax benefit relating to stock-based compensation and losses on operations at our Netherlands subsidiary.  The higher effective tax rate for the quarter ended July 31, 2006 impacted income taxes by $448,000, or $0.03 per diluted share.

For the year ended July 31, 2006, the Company reported net income from operations of $16,921,000, or $1.04 per diluted share, including $6,653,000 from continuing operations, or $0.41 per diluted share, and $10,268,000 from discontinued operations, or $0.63 per diluted share, compared with net income from operations of $15,505,000, or $0.96 per diluted share, including $7,895,000 from continuing operations, or $0.49 per diluted share, and $7,610,000 from discontinued operations, or $0.47 per diluted share, for the year ended July 31, 2005.

Sales for the year ended July 31, 2006 were $257,100,000, including $192,179,000 from continuing operations and $64,921,000 from discontinued operations, compared with sales of $197,402,000, including $137,157,000 from continuing operations and $60,245,000 from discontinued operations, for the year ended July 31, 2006.

The results from continuing operations for the year ended July 31, 2006 were impacted by $683,000, net of tax, or $0.04 per diluted share, of one-time expenses related to the acquisition of Crosstex in August 2005; the initial costs of $500,000, net of tax, or $0.03 per diluted share, to develop our direct endoscope reprocessing sales and service network in the United States; and stock-based compensation of $808,000, net of tax, or $0.05 per diluted share.  In addition, our results of continuing operations were impacted by lower sales and lower average selling prices on dialysis products due to the continuing consolidation of dialysis providers.   Additionally, the effective tax rate for 2006 is higher due to the geographic mix of pretax income, the increase in our United States statutory rate to 35% from 34%, the recording of only a partial income tax benefit relating to stock-based compensation and losses on operations at our Netherlands subsidiary.  The higher effective tax rate for the year ended July 31, 2006 impacted income taxes by $398,000, or $0.02 per diluted share.

The Company also reported a gain on disposal of discontinued operations of $6,776,000, net of tax, or $0.42 per diluted share.  As previously announced, our Carsen subsidiary terminated its business operations on July 31, 2006.  Such termination was the result of the decision by Olympus not to further extend Carsen’s distribution agreements under which it was granted the exclusive right in Canada to distribute and service Olympus endoscope and surgical products, scientific products related to microscopy and scientific products related to industrial technology equipment.  Net proceeds from Carsen’s sale of net assets and the termination of its operations were approximately $21,100,000 after satisfaction of remaining liabilities and taxes.

The Company further reported that its balance sheet at July 31, 2006 included current assets of $82,448,000, including cash of $29,898,000, a current ratio of 2.1:1, a ratio of funded debt to equity of .27:1, net debt of $8,102,000 and stockholders’ equity of $140,805,000.

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Mr. James P. Reilly, President and Chief Executive Officer of Cantel, commented, “Despite the challenges that we faced in fiscal 2006, we are very optimistic about our future growth potential, especially in our Dental, Endoscope Reprocessing and Water Purification and Filtration segments.” Reilly further commented, “The improved performance of the Mar Cor Purification water and filtration operation in fiscal 2006, the strong performance of the Crosstex dental business since its acquisition at the beginning of fiscal 2006, and our recently implemented strategy to develop our Medivators endoscope reprocessing direct sales and service network in the United States, which will also allow us to explore future hospital-based growth opportunities, provide us with excellent growth platforms for fiscal 2007 and beyond.” Reilly added, “In addition to growth from our core businesses, we are aggressively searching for acquisitions that will complement our existing businesses as well as allow us to add new segments that demonstrate strong future growth potential and continue to enhance our position as a leader in infection prevention and control.”

Cantel Medical Corp. is a leading provider of infection prevention and control products in the healthcare market. Our products include specialized medical device reprocessing systems for renal dialysis and endoscopy, dialysate concentrates and other dialysis supplies, disposable infection control products primarily for the dental industry, water purification equipment, sterilants, disinfectants and cleaners, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the quarter and year ended July 31, 2006 on Thursday, October 12, 2006 at 11:00 AM Eastern time.  To participate in the conference call, dial 1-877-407-8035 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, October 12 at 2:00 PM through midnight on October 13, by dialing 1-877-660-6853 and using passcode #286 and conference ID #216400. The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.vcall.com/IC/CEPage.asp?ID=109908. A replay of the webcast will be available on Vcall for 30 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements.  All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company’s filings and reports with the Securities and Exchange Commission.  Such statements are only predictions, and actual events or results may differ materially from those projected.

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CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2006	2005	2006	2005
Net sales:
Product sales	$45,232	$31,904	$175,353	$122,681
Product service	4,908	3,761	16,826	14,476
Total net sales	50,140	35,665	192,179	137,157

Cost of sales:
Product sales	28,898	18,628	110,417	73,020
Product service	3,871	2,709	12,546	10,256
Total cost of sales	32,769	21,337	122,963	83,276

Gross profit	17,371	14,328	69,216	53,881

Expenses:
Selling	5,443	3,629	18,530	15,266
General and administrative	7,797	5,437	30,225	20,194
Research and development	1,306	990	5,117	4,099
Total operating expenses	14,546	10,056	53,872	39,559

Income from continuing operations before interest, other income and income taxes	2,825	4,272	15,344	14,322

Interest expense	956	335	4,232	1,446
Interest income	(251)	(187)	(839)	(506)

Income from continuing operations before income taxes	2,120	4,124	11,951	13,382

Income taxes	1,198	1,460	5,298	5,487

Income from continuing operations	922	2,664	6,653	7,895

Income from discontinued operations, net of tax	3,276	2,049	10,268	7,610

Gain on disposal of discontinued operations, net of tax	7,241	—	6,776	—

Net income	$11,439	$4,713	$23,697	$15,505

Earnings per common share - diluted
Continuing operations	$0.06	$0.16	$0.41	$0.49
Discontinued operations	0.20	0.13	0.63	0.47
Gain on disposal of discontinued operations	0.45	—	0.42	—
Net income	$0.71	$0.29	$1.46	$0.96

Weighted average shares - diluted	16,088	16,248	16,276	16,208

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31,	July 31,
	2006	2005
Assets
Current assets	$82,448	$94,490
Property and equipment, net	38,104	22,034
Intangible assets	43,219	13,215
Goodwill	72,571	33,119
Other assets	1,885	2,421
	$238,227	$165,279

Liabilities and stockholders’ equity
Current portion of long-term debt	$4,000	$15,750
Other current liabilities	35,097	27,725
Long-term debt	34,000	—
Other long-term liabilities	24,325	13,178
Stockholders' equity	140,805	108,626
	$238,227	$165,279